EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion of our report dated January 21, 2003 on the balance sheet of AEI Income and Growth Fund 25 LLC as of December 31, 2002 in the Form SB-2 Post-effective Amendment #1 Registration Statement including Supplement No. 1 of AEI Income and Growth Fund 25 LLC dated on or about November 17, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus included therein.


                          /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
                                 Certified Public Accountants


Minneapolis, Minnesota
November 17, 2003